EXHIBIT 8.1

                Subsidiaries and Equity Interests Owned Directly
                ------------------------------------------------

Name                                              Vessel/Activity   Incorporation  Ownership
----                                              ---------------   -------------  ---------
                                                                                            %

                      Subsidiaries and Equity Interests Owned Directly
                      ------------------------------------------------
CalPetro Tankers (Bahamas I) Ltd                   Cygnus Voyager         Bahamas        100%
CalPetro Tankers (Bahamas II) Ltd                  Altair Voyager         Bahamas        100%
CalPetro Tankers (Bahamas III) Ltd                  Virgo Voyager         Bahamas        100%

Frontline Management (Bermuda) Ltd             Management company         Bermuda        100%
ICB Shipping (Bermuda) Limited                 Management company         Bermuda        100%
Frontline Tankers Limited                      Management company         Bermuda        100%
Ship Finance International Limited                Holding company         Bermuda       16.2%

Independent Tankers Corporation                   Holding company  Cayman Islands        100%

Buckingham Shipping Plc                           British Pioneer     Isle of Man        100%
Caernarfon Shipping Plc                          British Progress     Isle of Man        100%
CalPetro Tankers (IOM) Ltd                         Sirius Voyager     Isle of Man        100%
Golden State Petro (IOM 1-A) Plc                  Antares Voyager     Isle of Man        100%
Golden State Petro (IOM 1-B) Plc                  Phoenix Voyager     Isle of Man        100%
Holyrood Shipping Plc                               British Pride     Isle of Man        100%
Sandringham Shipping Plc                          British Purpose     Isle of Man        100%

Front Eagle Corporation                               Front Eagle         Liberia        100%
Front Horizon Inc.                                  Front Horizon         Liberia        100%
Front Tobago Shipping Corp                           Front Tobago         Liberia         40%
Golden Channel Corporation                        Front Commodore         Liberia        100%
Kea Navigation Ltd                                   Front Melody         Liberia        100%
Otina Inc.                                             Front Tina         Liberia        100%
Optimal Shipping SA                                Front Symphony         Liberia        100%
Pablo Navigation SA                                   Front Chief         Liberia        100%
Quadrant Marine Inc.                                       Marble         Liberia        100%
Ryan Shipping Corporation                           Front Warrior         Liberia        100%
Saffron Rose Shipping Limited                         Front Crown         Liberia        100%
Tidebrook Maritime Corporation                    Front Commander         Liberia        100%
Bandama Investment Ltd                         Management company         Liberia        100%

Front FPSO                                           Front Puffin           Malta        100%

Frontline Management AS                        Management company          Norway        100%
International Maritime Exchange ASA           Freight derivatives          Norway      24.49%
                                                         exchange

                Subsidiaries Owned Through Ship Finance International Limited
                -------------------------------------------------------------
Granite Shipping Co. Ltd                            Front Granite         Bahamas        100%

Golden Current Limited                                     Opalia     Isle of Man        100%

Ariake Transport Corporation                               Ariake         Liberia        100%
Bonfield Shipping Ltd.                               Front Driver         Liberia        100%
Edinburgh Navigation SA                                 Edinburgh         Liberia        100%
Front Ardenne Inc.                                  Front Ardenne         Liberia        100%
Front Brabant Inc.                                  Front Brabant         Liberia        100%
Front Falcon Inc.                                    Front Falcon         Liberia        100%
Front Glory Shipping Inc.                             Front Glory         Liberia        100%
Front Pride Shipping Inc.                             Front Pride         Liberia        100%
Front Saga Inc.                                        Front Page         Liberia        100%
Front Scilla Inc.                                    Front Scilla         Liberia        100%
Front Serenade Inc.                                Front Serenade         Liberia        100%
Front Splendour Shipping Inc.                     Front Splendour         Liberia        100%
Front Stratus Inc.                                  Front Stratus         Liberia        100%
Front Target Inc.                                    Front Target         Liberia        100%
Front Tobago Shipholding Inc                         Front Tobago         Liberia        100%
Front Transporter Inc.                          Front Transporter         Liberia        100%
Front Traveller Inc.                              Front Traveller         Liberia        100%
Golden Estuary Corporation                         Front Comanche         Liberia        100%
Golden Fjord Corporation                Ocana (ex Front Commerce)         Liberia        100%
Golden Narrow Corporation                          Golden Victory         Liberia        100%
Golden Seaway Corporation                            New Vanguard         Liberia        100%
Golden Sound Corporation                                New Vista         Liberia        100%
Golden Tide Corporation                  Omala (ex New Circassia)         Liberia        100%
Hitachi Hull # 4983 Corporation                 Otina (ex Hakata)         Liberia        100%
Katong Investments Ltd.                             Front Breaker         Liberia        100%
Langkawi Shipping Ltd.                                Front Birch         Liberia        100%
Millcroft Maritime SA                              Front Champion         Liberia        100%
Patrio Shipping Ltd.                                 Front Hunter         Liberia        100%
Sea Ace Corporation                                     Front Ace         Liberia        100%
Sibu Shipping Ltd.                                    Front Maple         Liberia        100%
South West Tankers Inc.                               Front Sunda         Liberia        100%
Ultimate Shipping Ltd.                              Front Century         Liberia        100%
West Tankers Inc.                                     Front Comor         Liberia        100%

Aspinall Pte Ltd.                                    Front Viewer       Singapore        100%
Blizana Pte Ltd.                                      Front Rider       Singapore        100%
Bolzano Pte Ltd.                                         Mindanao       Singapore        100%
Cirebon Shipping Pte Ltd.                           Front Vanadis       Singapore        100%
Fox Maritime Pte Ltd.                                Front Sabang       Singapore        100%
Front Dua Pte Ltd.                                  Front Duchess       Singapore        100%
Front Empat Pte Ltd.                               Front Highness       Singapore        100%
Front Enam Pte Ltd.                                    Front Lord       Singapore        100%
Front Lapan Pte Ltd.                                Front Climber       Singapore        100%
Front Lima Pte Ltd.                                    Front Lady       Singapore        100%
Front Tiga Pte Ltd.                                    Front Duke       Singapore        100%
Front Sembilan Pte Ltd.                              Front Leader       Singapore        100%
Rettie Pte Ltd.                                     Front Striver       Singapore        100%
Transcorp Pte Ltd.                                   Front Guider       Singapore        100%

Benmore Shipping Company Limited                         Sea Alfa          Cyprus        100%
Hudson Bay Marine Company Limited                       Sea Force          Cyprus        100%
Jaymont Shipping Company Limited                         Sea Beta          Cyprus        100%
Newbond Shipping Company Limited                       Sea Energy          Cyprus        100%